Exhibit 1.01

Flowserve Corporation

Conflict Minerals Report

For the Year Ended December 31, 2018

This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products.

Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“Conflict Minerals”) (3TG). These requirements apply to all registrants that have Conflict Minerals that are essential to the functionality or production of their products whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

1.	Company Overview

This report has been prepared by management of Flowserve Corporation (herein referred to as “the Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated under U.S. generally accepted accounting principles.

Flowserve is a world-leading manufacturer and aftermarket service provider of comprehensive flow control systems. We develop and manufacture precision-engineered flow control equipment integral to the movement, control and protection of the flow of materials in our customers’ critical processes. Our product portfolio of pumps, valves, seals, automation and aftermarket services supports global infrastructure industries, including oil and gas, chemical, power generation and water management, as well as general industries markets where our products and services add value. Our principal products are sold through two business segments:

•	FPD for custom, highly-engineered and pre-configured industrial pumps and pump systems, mechanical seals, auxiliary systems and replacement parts and related services; and

•	FCD for engineered and industrial valves, control valves, actuators and controls and related services.

Supply Chain

We manufacture a wide range of products that contain Conflict Minerals, but we do not purchase ore or unrefined Conflict Minerals from mines and generally are many steps removed in the supply chain from the mining of these minerals. As a result, we rely on suppliers for various components and parts that contain Conflict Minerals that are utilized in the assembly of our products. Due to the size of our Company, the complexity of our products, and our location in the supply chain being many steps downstream from miners and smelters, we must rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in the components and parts supplied to us – including sources of Conflict Minerals that are supplied to them from their suppliers. Further, many of our suppliers are not SEC registrants subject to the reporting requirements of the Rule and as a result, have immature Conflict Minerals programs. As a result of this complexity, we conducted a survey of the suppliers that focused not only on those who represented the majority of our expenditures in 2018, but also focused on suppliers where the nature of the component, or the location of the supplier, indicated that those components had a higher probability to contain Conflict Minerals.

2.	Reasonable Country of Origin Inquiry:

Flowserve undertook the following measures to perform a country of origin inquiry on its Conflict Minerals:

•

Utilized a risk based approach, based on an examination of internal records such as bills of sale or product specifications to identify business segments which contracted to manufacture products reasonably believed to contain one or more Conflict Minerals and identified the relevant suppliers of the Conflict Minerals for these products;

•

Sent surveys (using the Conflict-Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template developed as a result of the Electronic Industry Citizenship Coalition(EICC)/Global e-Sustainability Initiative (GeSI)) to approximately 600 suppliers, requesting confirmation of the presence of Conflict Minerals in the materials or components they supplied to Flowserve, and information regarding the origin of those minerals;

•

Identified and placed additional emphasis on suppliers that are most significant to Flowserve’s Conflict Minerals program using criteria developed by the business, such as the amount of sourcing spend with the supplier and the likelihood of Conflict Minerals being supplied from the supplier;

•

Reviewed the responses received for indicators (e.g., untimely or incomplete responses as well as inconsistencies within the data reported in the template) that Conflict Minerals may be sourced from the Democratic Republic of Congo (DRC) and adjoining countries (the “Covered Countries”) and attempted to further engage these suppliers to perform additional due diligence, as needed; and

•

Continued to follow up with suppliers and continued to regularly communicate Flowserve’s expectations on responsible supply chains of Conflict Minerals by transmitting surveys and other communications and continually requesting compliance with requests for information and documentation from unresponsive suppliers.

The above efforts led to a response rate of 70%. As mentioned above, an additional metric of spend coverage is being utilized. The suppliers that responded captured over 30% of the relevant spend. As a result of the reasonable country of origin inquiry, we are unable to determine the origin of the Conflict Minerals in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we performed additional due diligence and are required under the Rule to submit to the SEC this Conflict Minerals Report (CMR).

Conflict Minerals Policy:

Flowserve culture is centered on ethics, integrity and trust. Our values drive how we treat each other, our customers, suppliers, partners and even our competitors. By combining uncompromising character, transparent business behavior, mutual respect, and world-class products and services, we seek to build an enduring culture that creates satisfied customers, engaged employees and sustainable, profitable growth. As a result, our ethical business culture supports global efforts to assist in the eradication of Human Rights abuses in the Democratic Republic of Congo (DRC) and adjoining countries, where the mining of certain minerals has partially financed the long-standing conflict in this region.

Flowserve supports the objectives and intent of this Conflict Minerals legislation. Additionally, we are committed to working toward a conflict free supply chain by implementing a management program integrated with our policies and processes to align our worldwide suppliers with this policy. Our Conflict Minerals program is addressed in our Supplier Code of Business Conduct, our Terms and Conditions with suppliers, and our Purchase Order requirements.

For additional information about our commitment to responsible sourcing and for our full Conflict Minerals policy, please visit our website at: http://www.flowserve.com/en/more/about-company/conflict-minerals-policy

3.	Due Diligence Process

3.1.	Design of Due Diligence Framework

Our due diligence measures have been designed to conform, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second edition, 2013) (OECD Guidance) and the related Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold.

3.2.	Due Diligence Performed

3.2.1.	Establish Strong Company Management Systems

As described above, Flowserve has adopted a company policy which is posted on our website. Additionally, as part of our management system for Conflict Minerals, Flowserve has established a cross functional internal task force, realigned active management resources, and created a position that is responsible for managing the Conflict Minerals Program and requirements at Flowserve. A senior Flowserve executive, supported by a senior Flowserve lawyer, has oversight responsibility for Flowserve’s Conflict Minerals task force. This management team is responsible for implementing the Conflict Minerals management systems and communicating them throughout the organization and our business segments. The team is comprised of subject matter experts from relevant functional areas such as supply chain, engineering, communications, legal and business integrity and compliance. Senior management and the Board of Directors are briefed about our management systems and due diligence efforts on an annual basis.

3.2.2.	Identify and Assess Risks in Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives to leverage information and common process. Further, as discussed above, we conducted an analysis of our supply base, and identified and performed additional diligence on suppliers that supply products that may contain Conflict Minerals and continued to contact unresponsive suppliers. We also monitor and track suppliers that may not meet the requirements set forth in our Conflict Minerals Policy to determine their progress in meeting those requirements.

3.2.3.	Design and Implement a Strategy to Respond to Risks

With respect to those products we manufacture or cause to be manufactured, Flowserve seeks to implement the following steps to mitigate the risk that necessary Conflict Minerals benefit armed groups:

•	Seek, where practicable, alternative suppliers that responsibly source necessary Conflict Minerals, which may include sources within the DRC or adjoining countries that do not benefit armed groups;

•	Engage with our suppliers to encourage their sourcing from conflict-free sources and identify and action suppliers that do not;

•	Attempt to negotiate clauses in future supplier contracts requiring suppliers to adhere to rules and regulations relating to the use of Conflict Minerals; and

•

Provide progress reports annually to our senior management and Board of Directors summarizing information gathered during our annual supply chain survey and providing a status of our risk mitigation efforts.

3.2.4.	Carry out Independent Third Party Audit of Supply Chain Due Diligence

Flowserve does not have a direct relationship with smelters and refiners, nor do we perform direct audits of these entities that potentially provide our supply chain with Conflict Minerals. However, we do rely upon industry efforts to influence smelters and refineries to get audited and certified through CFSI’s program.

3.2.5.	Report on Supply Chain Due Diligence

In addition to this report, see our website at http://www.flowserve.com/en/more/about-company/conflict-minerals-policy for our full Conflict Minerals policy.

4.	Due Diligence Results

Survey Responses

Responses included the names of 385 entities listed by our suppliers as smelters or refiners, based on our due diligence to-date and information available from public sources, the Company believes that only 318 of the entities identified by our suppliers are engaged in smelting and/or refining activities. See Appendix A. Approximately 87% (or 257) of the 318 entities were identified as certified Conflict-Free using the CFSI Reporting Template Revisions 5.11. We compared the names of smelters or refiners to the CFSI list of smelters and where a supplier indicated that the facility was certified as Conflict-Free, we ensured that the name was listed by CFSI. The final comparison was done utilizing the certified smelter listings from May 8, 2019.

The large majority of our suppliers who responded provided data at the company or divisional level, as described above, and, as such, we were unable to specify the smelters or refiners used for components supplied to Flowserve. We are therefore unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to determine mine or location of origin

Through our participation in CFSI, the OECD implementation programs, and requesting our suppliers to complete the template, we have determined that seeking information from our suppliers and their diligence with their sub-suppliers about Conflict Minerals smelters and refiners in our supply chain represents the most reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our supply chain.

Smelters or Refiners

To date, Flowserve has received very limited information regarding smelters and/or refiners involved in the Company’s supply chain, as well as the origin of any materials they may potentially produce for Flowserve’s suppliers. The majority of our suppliers were unable to represent and/or confirm to us that Conflict Minerals from entities that are smelters and refiners had actually been included in components such suppliers supplied to Flowserve. Again, this reality is principally due to the fact that our suppliers, provided data at a company or divisional level, and, not specific to the products such suppliers produce for Flowserve.

Appendix A, as attached, contains a list of smelters and refiners that Flowserve suppliers identified as being present in their supply chains that we believe may have processed 3TG contained in materials supplied to the Company. While our suppliers have provided names of additional entities to those listed in Appendix A, our review process remains ongoing related to the determination of whether they are smelters or refiners for Conflict Minerals relevant to our products.

We are uncertain of the Conflict Mineral status of the products that we manufacture that are subject to the reporting obligations of Rule 13p-1, because we have been unable to determine the origin of the Conflict Minerals they contain or to determine whether they come from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. This said, however, Flowserve will continue due diligence efforts going forward.

5.	Due Diligence Improvement Steps

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary Conflict Minerals in our products could benefit armed groups in the DRC or adjoining countries:

a.	Continue requesting and implementing a Conflict Minerals flow-down clause in new or renewed supplier long term agreements.

b.	Continue to engage with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.

c.

Intensify the identification of and communication with Flowserve’s second-tier smelters and refiners – i.e., smelters and refiners that sell Conflict Minerals directly to Flowserve’s first-tier suppliers and push to increase the number of smelters and refiners that participate in CFSP.

d.	Spread best practices learned during execution of due diligence process in previous years across Flowserve business units.

e.

Continue to engage suppliers found to be supplying us with Conflict Minerals from sources that support conflict in the DRC or any adjoining country and seek to establish an alternative source of Conflict Minerals that does not support such conflict.

f.	Continue to work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

g.	Evaluate the current processes and procedure with the intent to further enhance the robustness of Flowserve’s Conflict Mineral program.

APPENDIX A

Metal	Smelter_ID	Standard_Smelter_Name	Country_Location
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000180	Caridad	MEXICO
Gold	CID000185	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Gold	CID000233	Chimet S.p.A.	ITALY
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	CID000264	Chugai Mining	JAPAN
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID000306	CV Gita Pesona	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY
Gold	CID000401	Dowa	JAPAN
Tin	CID000402	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tin	CID000468	Fenix Metals	POLAND
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Gold	CID001352	PAMP S.A.	SWITZERLAND
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001448	PT Karimun Mining	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA

Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Gold	CID001534	Royal Canadian Mint	CANADA
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tin	CID001898	Thaisarco	THAILAND
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	CID002100	Yamakin Co., Ltd.	JAPAN

Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Yunnan Tin Company Limited	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA
Tin	CID002530	PT Inti Stania Prima	INDONESIA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID002567	Sudan Gold Refinery	SUDAN
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	CID002587	Tony Goetz NV	BELGIUM
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tin	CID002592	CV Dua Sekawan	INDONESIA
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tin	CID002756	Super Ligas	BRAZIL
Gold	CID002761	SAAMP	FRANCE
Gold	CID002762	L’Orfebre S.A.	ANDORRA
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID002765	Italpreziosi	ITALY
Tin	CID002773	Metallo Belgium N.V.	BELGIUM
Tin	CID002774	Metallo Spain S.L.U.	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID002853	Sai Refinery	INDIA
Gold	CID002854	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID002973	Safimet S.p.A	ITALY
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Gold	CID003185	African Gold Refinery	UGANDA
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA
Gold	CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA